Exhibit 99.01

Shutterfly Announces Fourth Quarter and Full Year 2014 Financial Results

●	Fourth Quarter 2014 net revenues increase 18% year-over-year to $483.3 million
●	Full Year 2014 net revenues increase 18% year-over-year to $921.6 million
●	Full Year 2014 GAAP net loss of ($0.20) per diluted share
●	Record Full Year adjusted EBITDA of $166.8 million, an increase of 11% year-over-year
●	56th consecutive quarter of year-over-year net revenue growth

REDWOOD CITY, February 12, 2015 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced financial results for the fourth quarter and full year-ended December 31, 2014.

“2014 was another outstanding year for Shutterfly,” said Jeffrey Housenbold, President and CEO of Shutterfly.  “We delivered record results for revenue, adjusted EBITDA, and free cash flow, and we also returned nearly $90 million of capital back to our shareholders through our share repurchase plan.  We continue to thoughtfully balance our strategic investments across our multiple objectives of gaining market share, widening our competitive moat, and driving continuous innovation to deliver increased shareholder value over both the short and long term.”

Fourth Quarter 2014 Financial Highlights
●	Net revenues totaled $483.3 million, an 18% year-over-year increase.
●	Fourth quarter 2014 represents the 56th consecutive quarter of year-over-year net revenue growth.
●	Consumer net revenues totaled $462.9 million, a 16% year-over-year increase.
●	Enterprise net revenues totaled $20.4 million, a 67% year-over-year increase.
●	Gross profit margin was 58% of net revenues, compared to 60% in the fourth quarter of 2013.
●	Consumer gross profit margin was 60.7% of net revenues. (1)
●	Enterprise gross profit margin was 12.9% of net revenues. (1)
●	Operating expenses, excluding $16.4 million of stock-based compensation, totaled $143.1 million.
●	GAAP net income was $99.7 million, compared to $43.6 million in the fourth quarter of 2013.
●	GAAP net income per diluted share was $2.51, compared to $1.10 in the fourth quarter of 2013.

●	Non-GAAP net income per diluted share was $2.57, compared to $1.20 in the fourth quarter of 2013.
●	Adjusted EBITDA was $164.6 million, compared to $141.9 million in the fourth quarter of 2013.
●	At December 31, 2014, cash and investments totaled $475.3 million.

Full Year 2014 Financial Highlights
●	Net revenues totaled $921.6 million, an 18% year-over-year increase.
●	Consumer net revenues totaled $871.0 million, a 17% year-over-year increase.
●	Enterprise net revenues totaled $50.6 million, a 34% year-over-year increase.
●	Gross profit margin was 50.9% of net revenues, compared to 52.8% in 2013.
●	Consumer gross profit margin was 54.7% of net revenues. (1)
●	Enterprise gross profit margin was 14.2% of net revenues. (1)
●	Operating expenses, excluding $58.1 million of stock-based compensation, totaled $404.5 million.
●	GAAP net loss was ($7.9) million, compared to GAAP net income of $9.3 million in 2013.
●	GAAP net loss per diluted share was ($0.20), compared to GAAP net income per diluted share of $0.24 in 2013.
●	Non-GAAP net income per diluted share was $0.07, compared to $0.38 in 2013.
●	Adjusted EBITDA was $166.8 million, compared to $150.4 million in 2013.
●	During 2014, the Company repurchased approximately 2.0 million shares for a total repurchase amount of $88.8 million.

(1) Effective in the fourth quarter of 2014, the Company defined two reportable segments based on factors such as how management manages the operations and how the chief operating decision maker views results.  The Company’s two reportable segments are Consumer and Enterprise. Refer to the Segment Disclosure table at the back of the release for segment level disclosures.

Fourth Quarter 2014 Consumer Operating Metrics
●	Transacting customers totaled 5.7 million, a 22% year-over-year increase.
●	Orders totaled 9.6 million, a 25% year-over-year increase.
●	Average order value was $48.26, a decrease of 7% year-over-year.
●	Average order value without the impact of the Groovebook acquisition was $51.55, in line with the same period in 2013.

Full Year 2014 Consumer Operating Metrics
●	Transacting customers totaled 9.2 million, a 14% year-over-year increase.
●	Orders totaled 21.8 million, a 17% year-over-year increase.

●	Average order value was $40.00, in line with the same period in 2013.
●	Average order value without the impact of the Groovebook acquisition was $41.14, an increase of 2% year-over-year.

Jeffrey Housenbold continued: “Today, we are also announcing a series of strategic initiatives to drive increased scale efficiencies and operating margins from the consolidation of several of our technology platforms, the closure of our sub-scale Elmsford manufacturing facility, and the shutdown of our Treat brand.”

2015 Strategic Initiatives and Business Outlook
Shutterfly announces the following 2015 strategic initiatives:

●	Shutterfly will begin a 15 to 18 month process to build the next generation of Shutterfly: a world-class memory management service connected to our personalized e-commerce solutions.
●
The next generation of Shutterfly will incorporate our ThisLife service directly into Shutterfly.com and consolidate our ThisLife and Shutterfly mobile apps, which is intended to accelerate the rate of adoption of ThisLife’s features and functionality, and drive greater usage and monetization of the service.

●
This effort will also include the migration of the Tiny Prints and Wedding Paper Divas brand technology platforms onto the Shutterfly brand platform, creating a single e-commerce system.  We will continue to invest in the Tiny Prints and Wedding Paper Divas brands, but through a common set of shared technology services.

●	Shutterfly will discontinue the Treat brand and migrate our one-to-one greeting offering to the Shutterfly brand by the end of the first quarter of 2015.
●
Beginning on March 18, customers will no longer be able to place an order on Treat.com or access the Treat mobile app.  However they will be redirected to Shutterfly.com where we will enhance the one-to-one card experience under our flagship brand identity.

●
Shutterfly will close its MyPublisher brand manufacturing facility located in Elmsford, NY and redirect all production and customer service operations throughout the Shutterfly manufacturing network by the end of third quarter of 2015.

●
In all, these strategic restructurings will reduce long term operating costs, consolidate our development efforts against a single technology platform, and further leverage our primary manufacturing centers.

The full year 2015 Adjusted EBITDA Guidance below incorporates one-time pretax non-recurring restructuring charges related to these strategic initiatives of between $10 million to $12 million.

First Quarter 2015:
●	Net revenues to range from $153.0 million to $157.0 million, a year-over-year increase of 11.6% to 14.5%.
●	GAAP gross profit margin to range from 39.1% to 40.0% of net revenues.
●	Non-GAAP gross profit margin to range from 41.7% to 42.6% of net revenues.
●	GAAP operating loss to range from ($53.3) million to ($53.5) million.
●	Non-GAAP operating loss to be approximately ($27.4) million.
●	GAAP effective tax rate to range from 5.0% to 16.0%.
●	GAAP net loss per diluted share to range from ($1.27) to ($1.45).
●	Non-GAAP net loss per diluted share to range from ($1.20) to ($1.36).
●	Weighted average diluted shares of approximately 38.2 million.
●	Adjusted EBITDA loss to range from ($5.2) million to ($7.2) million.

Full Year 2015:
●	Net revenues to range from $1,040.0 million to $1,060.0 million, a year-over-year increase of 12.8% to 15.0%.
●	GAAP gross profit margin to range from 49.0% to 50.5% of net revenues.
●	Non-GAAP gross profit margin to range from 50.1% to 51.6% of net revenues.
●	GAAP operating income to range from $0.5 million to $7.5 million.
●	Non-GAAP operating income to range from $96.0 million to $104.0 million.
●	GAAP effective tax rate to range from 5% to 16%.
●	GAAP net loss per diluted share to range from ($0.31) to ($0.43).
●	Non-GAAP net income / (loss) per diluted share to range from ($0.12) to $0.04.
●	Weighted average diluted shares of approximately 38.9 million.
●	Adjusted EBITDA to range from $182.0 million to $192.0 million, or 17.5% to 18.1% of net revenues.
●	Adjusted EBITDA, excluding the effects of pre-tax non-recurring restructuring charges to range from $192.0 million to $204.0 million, or 18.5% to 19.2% of net revenues.
●	Capital expenditures to range from 8.6% to 9.2% of net revenues a reduction from 9.8% of net revenues in 2014.

The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Share Repurchase Program
The Company also announced that its Board of Directors has authorized and its Audit Committee has approved a share repurchase program granting the Company authority to repurchase up to $300 million of outstanding Shutterfly common stock, in addition to amounts remaining under our previously announced and expanded program.  The repurchase program authorizes Shutterfly to buy its common stock from time to time through open market, privately negotiated or other transactions, including pursuant to trading plans established in accordance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, or by a combination of such methods.  The share repurchase program is subject to prevailing market conditions and other considerations; does not require the Company to repurchase any dollar amount or number of shares; and may be suspended or discontinued at any time.

Notes to the Fourth Quarter 2014 and Full Year 2014 Financial Results and Operating Metrics and 2015 Business Outlook

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

Free cash flow is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.

Non-GAAP earnings per share is defined as non-GAAP net income (loss), which excludes interest expense related to the Company’s issuance of 0.25% convertible senior notes in May 2013, divided by diluted non-GAAP shares outstanding, which is GAAP diluted weighted average shares outstanding less any shares issuable under the Company’s convertible senior notes.

Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue.  Consumer also includes net revenues from advertising and sponsorship programs.

Enterprise segment includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.

Average Order Value (AOV) is defined as total net revenues (excluding Enterprise) divided by total orders.

Fourth Quarter and Full Year 2014 Conference Call

Management will review the fourth quarter and full year 2014 financial results and its expectations for the first quarter and full year 2015 on a conference call on Thursday, February 12, 2015 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area click on the link provided for the webcast, or dial (970) 315-0490.  The webcast, as well as a podcast, will be archived and available at http://www.shutterflyinc.com.  A replay of the conference call will be available through Thursday, February 26, 2015. To hear the replay, please dial (855) 859-2056 or (404) 537-3406, replay passcode 76983967.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross profit margins, non-GAAP operating income (loss) and the related operating income (loss) margins, adjusted EBITDA, free cash flow, and non-GAAP net income (loss) per share. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss) or net income (loss) per share determined in accordance with GAAP.  For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include statements regarding the Company's business objectives, 2015 strategic initiatives and financial expectations for the first quarter and full year 2015 set forth under the caption "2015 Strategic Initiatives and Business Outlook" and its share repurchase program. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; decreased consumer discretionary spending as a result of the macroeconomic environment; our ability to expand our customer base and increase sales to existing customers; our ability to meet production requirements; unanticipated delays in our ability to build our next generation Shutterfly platform; unforeseen difficulties executing on our strategic restructuring activities, our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business;  unforeseen changes in expense levels; and competition and the pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of the Company's most recent Form 10-K and Form 10-Q, and the Company's other filings, which are available on the Securities and Exchange Commission's Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; Treat, personalized greeting cards that really stand out; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Contacts
Media Relations:	Investor Relations:
Gretchen Sloan, 650-610-5276	Michael Look, 650-610-5910
gsloan@shutterfly.com	mlook@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net revenues	$483,325	$410,788	$921,580	$783,642
Cost of net revenues	203,316	164,716	452,720	369,593
Gross profit	280,009	246,072	468,860	414,049
Operating expenses:
Technology and development	36,521	30,963	133,623	108,995
Sales and marketing	87,340	80,039	216,035	189,985
General and administrative	35,668	30,493	112,957	93,011
Total operating expenses	159,529	141,495	462,615	391,991
Income from operations	120,480	104,577	6,245	22,058
Interest expense	(4,548)	(3,762)	(16,732)	(9,446)
Interest and other income, net	125	127	508	308
Income/(loss) before income taxes	116,057	100,942	(9,979)	12,920
Benefit from/(provision for) income taxes	(16,407)	(57,293)	2,119	(3,635)
Net income/(loss)	$99,650	$43,649	$(7,860)	$9,285

Net income/(loss) per share
Basic	$2.59	$1.15	$(0.20)	$0.25
Diluted	$2.51	$1.10	$(0.20)	$0.24

Weighted-average shares outstanding
Basic	38,412	38,097	38,452	37,680
Diluted	39,631	39,713	38,452	39,493

Stock-based compensation is allocated as follows:

Cost of net revenues	$875	$683	$3,657	$2,485
Technology and development	3,040	2,634	9,236	9,477
Sales and marketing	5,833	5,744	22,670	19,774
General and administrative	7,520	6,298	26,199	21,792
	$17,268	$15,359	$61,762	$53,528

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$380,543	$499,084
Short-term investments	64,866	-
Accounts receivable, net	31,105	21,641
Inventories	13,016	9,629
Deferred tax asset, current portion	34,645	26,942
Prepaid expenses and other current assets	24,983	21,260
Total current assets	549,158	578,556
Long-term investments	29,928	-
Property and equipment, net	241,742	155,727
Intangible assets, net	87,950	118,621
Goodwill	408,975	397,306
Deferred tax asset, net of current portion	549	520
Other assets	13,976	15,412
Total assets	$1,332,278	$1,266,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,086	$33,656
Accrued liabilities	135,485	107,448
Deferred revenue	31,415	24,114
Total current liabilities	196,986	165,218
Convertible senior notes, net	255,218	243,493
Deferred tax liability	48,090	42,995
Other liabilities	74,178	26,341
Total liabilities	574,472	478,047

Stockholders' equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 37,906 and 38,196 shares
issued and outstanding at December 31, 2014 and December 31, 2013, respectively	4	4
Additional paid-in-capital	838,313	771,875
Accumulated other comprehensive loss	(53)	-
Accumulated earnings/(deficit)	(80,458)	16,216
Total stockholders' equity	757,806	788,095
Total liabilities and stockholders' equity	$1,332,278	$1,266,142

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Twelve Months Ended
	December 31,
	2014	2013

Cash flows from operating activities:
Net income/(loss)	$(7,860)	$9,285
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	64,885	43,887
Amortization of intangible assets	33,867	30,969
Amortization of debt discount and transaction costs	12,905	7,707
Stock-based compensation, net of forfeitures	61,762	53,528
Loss on disposal of property and equipment and rental assets	361	13
Deferred income taxes	(2,604)	331
Tax benefit/(shortfall) from stock-based compensation	(163)	2,957
Excess tax benefits from stock-based compensation	(1,025)	(3,635)
Changes in operating assets and liabilities:
Accounts receivable, net	(9,464)	(7,174)
Inventories	(3,388)	(3,681)
Prepaid expenses and other current assets	(3,958)	(4,347)
Other assets	(1,442)	(7,669)
Accounts payable	(1,275)	3,583
Accrued and other liabilities	18,273	16,089
Deferred revenue	7,301	5,258
Other non-current liabilities	(1,687)	167
Net cash provided by operating activities	166,488	147,268

Cash flows from investing activities:
Acquisition of business and intangible assets, net of cash acquired	(12,000)	(76,893)
Purchases of property and equipment	(71,169)	(62,582)
Capitalization of software and website development costs	(21,032)	(15,760)
Purchases of investments	(124,111)	-
Maturities and sales of investments	29,980	-
Proceeds from sale of equipment and rental assets	904	388
Net cash used in investing activities	(197,428)	(154,847)

Cash flows from financing activities:
Proceeds from borrowings of convertible senior notes, net of issuance costs	-	291,897
Proceeds from issuance of warrants	-	43,560
Purchase of convertible note hedge	-	(63,510)
Proceeds from issuance of common stock upon exercise of stock options	3,243	19,112
Repurchases of common stock	(88,815)	(32,241)
Excess tax benefits from stock-based compensation	1,025	3,635
Principal payments of capital lease and financing obligations	(3,054)	(878)
Net cash provided by/(used in) financing activities	(87,601)	261,575

Net increase/(decrease) in cash and cash equivalents	(118,541)	253,996
Cash and cash equivalents, beginning of period	499,084	245,088
Cash and cash equivalents, end of period	$380,543	$499,084

Supplemental schedule of non-cash activities
Net decrease in accrued purchases of property and equipment	$(2,674)	$(3,372)
Net increase in accrued capitalized software and website development costs	716	-
Increase in estimated fair market value of building under build-to-suit leases	22,855	10,080
Property and equipment acquired under capital leases	37,823	-
Amount due from adjustment of net working capital from acquired business	253	10
Amount due for acquisition of business	1,673	-

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Consumer Metrics

Customers	5,673,174	4,652,682	9,206,162	8,094,038
year-over-year growth	22%		14%

Orders	9,592,330	7,693,863	21,772,719	18,561,022
year-over-year growth	25%		17%

Average order value*	$48.26	$51.80	$40.00	$40.19
year-over-year growth	-7%		–

* Average order value excludes Enterprise revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended				Year Ended	Year Ended	Year Ended
	Mar. 31, 2014	Jun. 30, 2014	Sep. 30, 2014	Dec. 31, 2014	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012
Consumer
Revenues	$130,621	$150,152	$127,299	$462,887	$870,959	$745,970	$613,445
Cost of revenues	66,408	72,250	73,845	181,762	394,265	327,145	263,962
Gross Margin	64,213	77,902	53,454	281,125	476,694	418,825	349,483
	49.2%	51.9%	42.0%	60.7%	54.7%	56.1%	57.0%
Enterprise
Revenues	6,478	8,996	14,709	20,438	50,621	37,672	27,179
Cost of revenues	6,110	7,368	12,173	17,805	43,456	29,480	22,803
Gross Margin	368	1,628	2,536	2,633	7,165	8,192	4,376
	5.7%	18.1%	17.2%	12.9%	14.2%	21.7%	16.1%
Corporate (1)
Revenues	-	-	-	-	-	-	-
Cost of revenues	3,825	3,717	3,708	3,749	14,999	12,968	8,092
Gross Margin	(3,825)	(3,717)	(3,708)	(3,749)	(14,999)	(12,968)	(8,092)

Consolidated
Revenues	137,099	159,148	142,008	483,325	921,580	783,642	640,624
Cost of revenues	76,343	83,335	89,726	203,316	452,720	369,593	294,857
Gross Margin	$60,756	$75,813	$52,282	$280,009	$468,860	$414,049	$345,767
	44.3%	47.6%	36.8%	57.9%	50.9%	52.8%	54.0%

Non-GAAP Gross Margin	47.1%	50.0%	39.4%	58.7%	52.5%	54.5%	55.2%

(1) Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	GAAP						Non-GAAP
	Range of Estimate		Adjustments				Range of Estimate
	From	To	From	To			From	To

Three Months Ending March 31, 2015

Net revenues	$153.0	$157.0	-	-			$153.0	$157.0
Gross profit margin	39.1%	40.0%	2.6%	2.6%	[a	]	41.7%	42.6%
Operating loss	$(53.5)	$(53.3)	$26.1	$25.9	[b	]	$(27.4)	$(27.4)
Operating margin	(35%)	(34%)	17%	17%	[b	]	(18%)	(17%)

Stock-based compensation	$18.2	$18.4	$18.2	$18.4			-	-
Amortization of intangible assets	$7.7	$7.7	$7.7	$7.7			-	-

Adjusted EBITDA*							$(7.2)	$(5.2)

Diluted loss per share	$(1.45)	$(1.27)	$0.09	$0.07	[e	]	$(1.36)	$(1.20)
Weighted average diluted shares	38.2	38.2
Effective tax rate	16.0%	5.0%

Twelve Months Ending December 31, 2015

Net revenues	$1,040.0	$1,060.0	-	-			$1,040.0	$1,060.0
Gross profit margin	49.0%	50.5%	1.1%	1.1%	[c	]	50.1%	51.6%
Operating income	$0.5	$7.5	$95.5	$96.5	[d	]	$96.0	$104.0
Operating margin	0%	1%	9%	9%	[d	]	9%	10%
Operating income excluding restructuring	$0.5	$7.5	$11.3	$13.3	[g	]	$11.8	$20.8

Stock-based compensation	$68.5	$69.5	$68.5	$69.5			-	-
Amortization of intangible assets	$27.0	$27.0	$27.0	$27.0			-	-

Adjusted EBITDA*							$182.0	$192.0
Adjusted EBITDA* margin							17.5%	18.1%
Adjusted EBITDA* excluding restructuring							$192.0	$204.0
Adjusted EBITDA* margin excluding restructuring							18.5%	19.2%

Diluted earnings/(loss) per share	$(0.43)	$(0.31)	$0.31	$0.35	[f	]	$(0.12)	$0.04
Weighted average diluted shares	38.9	38.9
Effective tax rate	16.0%	5.0%

Capital expenditures - % of net revenues	8.6%	9.2%

*	Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

[a]	Reflects estimated adjustments for stock-based compensation expense of approximately $1.2 million and amortization of purchased intangible assets of approximately $2.8 million.
[b]	Reflects estimated adjustment for stock-based compensation expense of approximately $18.2 million to $18.4 million, and amortization of purchased intangible assets of approximately $7.7 million.
[c]	Reflects estimated adjustments for stock-based compensation expense of approximately $3.8 million and amortization of purchased intangible assets of approximately $8.1 million.
[d]	Reflects estimated adjustments for stock-based compensation expense of approximately $68.5 million to $69.5 million and amortization of purchased intangible assets of approximately $27.0 million.
[e]	Reflects estimated adjustments for interest expense of approximately $3.0 million to $3.3 million, net of tax.
[f]	Reflects estimated adjustments for interest expense of approximately $12.1 million to $13.7 million, net of tax.
[g]	Reflects a range of estimated adjustments for the following restructuring events:

	From	To
Platform consolidation	$5.0	$6.0
Elmsford facility and Treat closure	5.0	6.0
Depreciation and amortization [1]	1.3	1.3
	$11.3	$13.3

[1] Includes accelerated depreciation of capitalized website costs and amortization of intangible assets.
[h]	Reflects estimated adjustments for platform consolidation, Elmsford facility closure, and Treat shutdown (excluding depreciation and amortization) of approximately $10.0 million to $12.0 million.

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)
	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2013	2013	2014	2014	2014	2014	2013	2014

GAAP gross profit	$54,855	$61,745	$51,377	$246,072	$60,756	$75,813	$52,282	$280,009	$414,049	$468,860
Stock-based compensation	564	592	646	683	1,002	894	886	875	2,485	3,657
Amortization of intangible assets	2,390	2,608	2,685	2,800	2,823	2,823	2,822	2,874	10,483	11,342
Non-GAAP gross profit	$57,809	$64,945	$54,708	$249,555	$64,581	$79,530	$55,990	$283,758	$427,017	$483,859

Non-GAAP gross profit margin	50%	49%	45%	61%	47%	50%	39%	59%	54%	53%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)
	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2013	2013	2014	2014	2014	2014	2013	2014

GAAP operating income (loss)	$(23,964)	$(23,933)	$(34,622)	$104,577	$(38,611)	$(26,697)	$(48,927)	$120,480	$22,058	$6,245
Stock-based compensation	11,538	12,649	13,982	15,359	15,992	14,714	13,788	17,268	53,528	61,762
Amortization of intangible assets	6,511	7,539	8,189	8,730	8,583	8,740	8,530	8,014	30,969	33,867
Non-GAAP operating income (loss)	$(5,915)	$(3,745)	$(12,451)	$128,666	$(14,036)	$(3,243)	$(26,609)	$145,762	$106,555	$101,874

Non-GAAP operating margin	(5%)	(3%)	(10%)	31%	(10%)	(2%)	(19%)	30%	14%	11%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2013	2013	2014	2014	2014	2014	2013	2014

GAAP net income (loss)	$(12,405)	$(11,811)	$(10,148)	$43,649	$(34,214)	$(27,052)	$(46,244)	$99,650	$9,285	$(7,860)
Interest expense	139	1,936	3,609	3,762	3,947	3,856	4,381	4,548	9,446	16,732
Interest and other income, net	(7)	(35)	(139)	(127)	(227)	(54)	(102)	(125)	(308)	(508)
Tax (benefit) provision	(11,691)	(14,023)	(27,944)	57,293	(8,117)	(3,447)	(6,962)	16,407	3,635	(2,119)
Depreciation and amortization	15,738	17,580	19,573	21,965	22,805	23,712	25,415	26,820	74,856	98,752
Stock-based compensation	11,538	12,649	13,982	15,359	15,992	14,714	13,788	17,268	53,528	61,762
Non-GAAP Adjusted EBITDA	$3,312	$6,296	$(1,067)	$141,901	$186	$11,729	$(9,724)	$164,568	$150,442	$166,759

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Free Cash Flow
(In thousands)
(Unaudited)
	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2013	2013	2014	2014	2014	2014	2013	2014

Net cash provided by (used in) operating activities	$(83,504)	$11,923	$309	$218,540	$(97,473)	$12,282	$(7,850)	$259,529	$147,268	$166,488
Interest expense	139	1,936	3,609	3,762	3,947	3,856	4,381	4,548	9,446	16,732
Interest and other income, net	(7)	(35)	(139)	(127)	(227)	(54)	(102)	(125)	(308)	(508)
Tax (benefit) provision	(11,691)	(14,023)	(27,944)	57,293	(8,117)	(3,447)	(6,962)	16,407	3,635	(2,119)
Changes in operating assets and
liabilities	101,426	2,555	19,961	(126,168)	106,531	(7,633)	(2,521)	(100,737)	(2,226)	(4,360)
Other adjustments	(3,051)	3,940	3,137	(11,399)	(4,475)	6,725	3,330	(15,054)	(7,373)	(9,474)
Non-GAAP Adjusted EBITDA	3,312	6,296	(1,067)	141,901	186	11,729	(9,724)	164,568	150,442	166,759
Less: Purchases of property and equipment	(10,832)	(15,869)	(20,343)	(12,166)	(16,419)	(22,734)	(18,769)	(10,573)	(59,210)	(68,495)
Less: Capitalized technology & development costs	(3,495)	(4,255)	(4,307)	(3,703)	(5,112)	(5,324)	(6,084)	(5,228)	(15,760)	(21,748)

Free cash flow	$(11,015)	$(13,828)	$(25,717)	$126,032	$(21,345)	$(16,329)	$(34,577)	$148,767	$75,472	$76,516

Shutterfly, Inc.
Reconciliation of Net Income/(Loss) per Share to Non-GAAP Net Income/(Loss) per Share
(In thousands)
(Unaudited)
	Three Months Ended								Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2013	2013	2014	2014	2014	2014	2013	2014

GAAP net income (loss)	$(12,405)	$(11,811)	$(10,148)	$43,649	$(34,214)	$(27,052)	$(46,244)	$99,650	$9,285	$(7,860)
Add back interest expense related to:
Amortization of debt discount	-	1,401	2,771	2,830	2,870	2,911	2,951	2,994	7,002	11,726
Amortization of debt issuance costs	-	160	260	285	288	293	297	301	705	1,179
0.25% coupon	-	93	188	188	188	187	187	188	469	750
Tax effect	-	(770)	(2,046)	516	(637)	(438)	(395)	(1,430)	(2,300)	(2,900)
Non-GAAP net income (loss)	$(12,405)	$(10,927)	$(8,975)	$47,468	$(31,505)	$(24,099)	$(43,204)	$101,703	$15,161	$2,895

GAAP basic shares outstanding	37,034	37,775	37,814	38,097	38,503	38,438	38,453	38,412	37,680	38,452
Add back:
Dilutive effect of stock options and restricted awards	-	-	-	1,616	-	-	-	1,219	1,813	-
GAAP diluted shares outstanding	37,034	37,775	37,814	39,713	38,503	38,438	38,453	39,631	39,493	38,452
Add back:
Dilutive effect of stock options and restricted awards	-	-	-	-	-	-	-	-	-	1,442
Dilutive effect of convertible notes	-	-	-	-	-	-	-	-	-	-
Non-GAAP diluted shares outstanding	37,034	37,775	37,814	39,713	38,503	38,438	38,453	39,631	39,493	39,894

GAAP net income (loss) per share	$(0.33)	$(0.31)	$(0.27)	$1.10	$(0.89)	$(0.70)	$(1.20)	$2.51	$0.24	$(0.20)
Non-GAAP net income (loss) per share	$(0.33)	$(0.29)	$(0.24)	$1.20	$(0.82)	$(0.63)	$(1.12)	$2.57	$0.38	$0.07